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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: February 1, 2001

                        (Date of Earliest Event Reported)

                      NATIONAL RESIDENTIAL PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)


      0-27159                                            65-0439467
(Commission File Number)                    (I.R.S. Employer Identification No.)


2921 NW Sixth Avenue, Miami, Florida                                   33127
(Address of Principal Executive Offices)                            (Zip Code)


                                 (305) 573-8882
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

         As announced by the Company in a Press Release dated December 29, 2000, pursuant to a forward stock split, each one share of the Corporation's Common Stock, Par Value $0.001 per share, held by shareholders of record as at January 22, 2001, was exchanged for three shares of the Corporation's Common Stock, Par Value $0.001 per share on February 1, 2001. Accordingly, on February 1, 2001, the Corporation's Capital Stock was increased from 250,000,000 to 750,000,000 shares of Common Stock, Par Value $0.001 per share, and the number of shares of the Corporation's Common Stock, Par Value $0.001 per share outstanding after the amendment was 311,892, 096 shares.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in behalf of the Registrant and in the capacities and on the dates indicated.

NATIONAL RESIDENTIAL PROPERTIES, INC.


By: /s/ Richard Astrom                                     Dated: March 1, 2001
    --------------------------------------
    Richard Astrom, President and Director


By: /s/ Christopher Astrom                                 Dated: March 1, 2001
    ------------------------------------------
    Christopher Astrom, Secretary and Director



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